Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-115245) and related Prospectus of FindWhat.com, Inc. of our report dated February 9, 2004, with respect to the 2003 consolidated financial statements and schedule of FindWhat.com included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida
September 3, 2004